As filed with the Securities and Exchange Commission on November 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3297098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of Principal Executive Offices)

DURECT Corporation 2000 Stock Plan, as amended

(Full title of the plan)

James E. Brown

Chief Executive Officer

DURECT Corporation

10240 Bubb Road

Cupertino, CA 95014

(Name and address of agent for service)

(408) 777-1417

(Telephone number, including area code, of agent for service)

Copy to:

Stephen B. Thau

Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, NY 10019

(212) 506-5000

(Calculation of Registration Fee on following page)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

DURECT Corporation (the “Registrant”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register an additional 2,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), issuable to eligible persons under its 2000 Stock Plan, as amended (the “Plan”). An amendment of the Plan, including an increase of 2,000,000 shares of Common Stock available for issuance thereunder, was approved at the Registrant’s 2024 Annual Meeting of Stockholders held on September 25, 2024 as previously reported on the Registrant’s Form 8-K filed with the Commission on September 26, 2024.

Pursuant to General Instruction E of Form S-8, the Registrant incorporates by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the contents of the Registration Statements on Form S-8, including all attachments and exhibits thereto, relating to the Plan as previously filed with the Commission by the Registrant on October 5, 2000, May 18, 2001, April 12, 2002, August 29, 2003, November 12, 2004, May 6, 2005, May 17, 2006, August 8, 2007, August 12, 2008, August 4, 2009, May 10, 2010, August 5, 2011, August 8, 2014, August 2, 2016, August 2, 2018, and August 5, 2022 (Registration Nos. 333-47400, 333-61224, 333-86110, 333-108390, 333-120405, 333-124701, 333-134200, 333-145244, 333-152968, 333-161025, 333-166700, 333-176113, 333-197980, 333-212842, 333-226524 and 333-266590, respectively) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which have been filed with the Commission, are incorporated by reference herein and made a part hereof:

a. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), which includes audited consolidated financial statements for the fiscal year ended December 31, 2023, filed with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 28, 2024.

b. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the audited financial statements described in (a) above.

c. The description of the Common Stock contained in Exhibit 4.1 of the Annual Report, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

To the extent that any proxy statement or Form 8-K is incorporated herein by reference, such incorporation shall not include any information contained in such proxy statement or Form 8-K which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

ITEM 8.	EXHIBITS

Exhibit Number	Exhibit Title

5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

99.1	DURECT Corporation 2000 Stock Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-31615) filed on September 26, 2024).

107*	Filing Fee Exhibit.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on November 14, 2024.

DURECT CORPORATION

By:	/s/ james e. brown
James E. Brown
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant do hereby constitute and appoint James E. Brown and Timothy M. Papp, and each of them severally, our true and lawful attorneys-in-fact and agents, acting alone with full power of substitution and resubstitution, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (“Securities Act”), and any rules, regulations and requirements of the Commission, in connection with this Registration Statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ james e. brown	President, Chief Executive Officer and Director	November 14, 2024
James E. Brown	(Principal Executive Officer)

/s/ Timothy M. Papp	Chief Financial Officer	November 14, 2024
Timothy M. Papp	(Principal Financial and Accounting Officer)

/s/ Mohammad Azab	Director	November 14, 2024
Mohammad Azab

/s/ terrence f. blaschke	Director	November 14, 2024
Terrence F. Blaschke

/s/ Gail M. farfel	Director	November 14, 2024
Gail M. Farfel

/s/ Peter S. Garcia	Director	November 14, 2024
Peter S. Garcia

/s/ Gail J. Maderis	Director, Chairperson of the Board	November 14, 2024
Gail J. Maderis

/s/ judith j. Robertson	Director	November 14, 2024
Judith J. Robertson